UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported):  July 22, 2003

RIVERWOOD HOLDING, INC.

 (Exact name of registrant as specified in its charter)

Delaware	1-11113	58-2205241
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
Incorporation or organization)		Identification No.)

814 Livingston Court

Marietta, GA 30067

 (Address of principal executive offices)

(Zip Code)

(770) 644-3000

               (Registrant’s telephone number, including area code)

Item 9.  Regulation FD Disclosure.

                    Riverwood International Corporation, a wholly-owned subsidiary of Riverwood Holding, Inc., today announced its intention to offer $850 million total principal amount of Senior Notes due 2011 and Senior Subordinated Notes due 2013 (the “Notes”), each as a separate issue.  As previously announced, Riverwood Holding, Inc. and Graphic Packaging International Corporation (“GPIC”) have agreed to merge in a stock-for-stock transaction.  At the time of such merger, Riverwood International Corporation will merge with Graphic Packaging Corporation, a wholly-owned subsidiary of GPIC, and be renamed Graphic Packaging International, Inc., which will be the obligor on the Notes.  The offering is expected to close in August 2003.  The net proceeds of the offering will be applied to refinance existing indebtedness of Riverwood International Corporation and Graphic Packaging Corporation.  The Notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

                    Riverwood International Corporation’s press release dated July 22, 2003 announcing the offering of the Notes has been furnished as Exhibit 99.1 to this Report.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

RIVERWOOD HOLDING, INC.
(Registrant)

Date:	July 22, 2003	By:	/s/ Daniel J. Blount
		Name:	Daniel J. Blount
		Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press release of Riverwood International Corporation dated July 22, 2003.